Exhibit 99.1
Workday Announces Fiscal 2021 Third Quarter Financial Results

Third Quarter Total Revenues of $1.11 Billion, Up 17.9% Year Over Year
Subscription Revenue of $968.5 Million, Up 21.3% Year Over Year
Subscription Revenue Backlog of $8.87 Billion, Up 23.4% Year Over Year

PLEASANTON, Calif., Nov. 19, 2020 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2021 third quarter ended Oct. 31, 2020.

Fiscal 2021 Third Quarter Results

•Total revenues were $1.11 billion, an increase of 17.9% from the third quarter of fiscal 2020. Subscription revenue was $968.5 million, an increase of 21.3% from the same period last year.
•Operating loss was $14.1 million, or negative 1.3% of revenues, compared to an operating loss of $110.3 million, or negative 11.8% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $268.1 million, or 24.2% of revenues, compared to a non-GAAP operating income of $142.6 million, or 15.2% of revenues, in the same period last year.1
•Net loss per basic and diluted share was $0.10, compared to a net loss per basic and diluted share of $0.51 in the third quarter of fiscal 2020. Non-GAAP net income per diluted share was $0.86, compared to a non-GAAP net income per diluted share of $0.53 in the same period last year.2
•Operating cash flows were $293.8 million compared to $258.0 million in the prior year.
•Cash, cash equivalents, and marketable securities were $2.95 billion as of Oct. 31, 2020.

Comments on the News

“It was another strong quarter across our product portfolio with continued momentum in financial management – which has now reached 1,000 customers. We also had some of our largest Workday Human Capital Management go-lives to-date and record customer demand on the strategic sourcing front,” said Aneel Bhusri, co-founder and co-CEO, Workday. “In this rapidly changing environment, the value of Workday in helping businesses drive and support change is clear, as more organizations focus on digital acceleration in order to meet the demands of the year and beyond. I continue to be so impressed and appreciative of our employees and customers – who are stepping up in such encouraging ways to navigate these challenging times.”

“In addition to several strategic wins in HR and finance, we also saw continued momentum selling into our existing customer base,” said Chano Fernandez, co-CEO, Workday. “Whether our employees were helping to innovate, drive awareness, close deals, or successfully supporting deployments – all in a fully virtual way – their commitment to our customers this quarter is evident, and I couldn’t be prouder. As we look ahead, I remain confident in our ability to capitalize on the growth opportunity in front of us while helping to take our customers to new heights.”

“We executed well in an uncertain environment and delivered strong results, with subscription revenue growth of 21.3% and non-GAAP operating margin of 24.2%,” said Robynne Sisco, president and chief financial officer, Workday. “Based on our strong third quarter, we are raising our fiscal 2021 subscription revenue guidance to a range of $3.773 billion to $3.775 billion. As we enter Q4, we are increasing our pace of investments to capitalize on the long-term opportunity that we see ahead.”

Recent Highlights

•Workday had more than 190 virtual customer go-lives – consisting of organizations using Workday as the core system of record for finance and human resources – in the third quarter. This includes Accenture, a leading global professional services company and Workday strategic partner, which is now live on Workday HCM, with more than 500,000 employees gaining greater visibility and simplified experiences as part of the organization’s ongoing digital business and HR transformation efforts.
•Workday 2020 Release 2 included the availability of Workday Accounting Center and machine learning-driven predictive forecasts for Workday Adaptive Planning, helping to bring new levels of visibility and control to the office of the chief financial officer. In addition, Workday made Workday Talent Marketplace available, which delivers skills-based talent matching that connects people with relevant work and growth opportunities.

•To further support equity in the workplace and in communities, Workday shared its commitments to social justice, and introduced two new offerings, VIBE CentralTM and VIBE IndexTM, to help organizations advance belonging and diversity initiatives.
•Workday was positioned by Gartner, Inc. in the Leaders quadrant of the 2020 Gartner Magic Quadrant for Cloud Financial Planning & Analysis Solutions3 for the fourth year in a row.
•Workday hosted a virtual conference, Conversations for a Changing World, which featured global changemakers, visionary CEO speakers, and sessions highlighting how customers can navigate the changing world with Workday.
•Scout RFP, a Workday company, is now Workday Strategic Sourcing, reflecting Workday’s commitment to elevate and help transform the office of procurement.
•Workday continues to support its employees through the COVID-19 pandemic with additional benefits including modified schedules, caregiver flexibility, and financial aid through an employee relief fund. In addition, the majority of employees will not be required to return to their regular Workday office prior to Aug. 2, 2021.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2021 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner “Magic Quadrant for Cloud Financial Planning & Analysis Solutions,” by Greg Leiter, Robert Anderson, John Van Decker, 6 October 2020. Previously listed as Adaptive Insights since Workday announced its acquisition of the company in June 2018.

Required Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 45 percent of the Fortune 500. For more information about Workday, visit workday.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fiscal 2021 subscription revenue, investments, and ability to capitalize on growth opportunities, including over the long term. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (iii) breaches in our security measures, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended July 31, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2020 Workday, Inc. All rights reserved. Workday, VIBE Central, VIBE Index, Adaptive Insights, Scout, and the Workday Logo are trademarks or registered trademarks of Workday, Inc. registered in the United States and elsewhere. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,067,038	$731,141
Marketable securities	1,880,772	1,213,432
Trade and other receivables, net	742,744	877,578
Deferred costs	110,024	100,459
Prepaid expenses and other current assets	157,664	172,012
Total current assets	3,958,242	3,094,622
Property and equipment, net	976,610	936,179
Operating lease right-of-use assets	415,547	290,902
Deferred costs, noncurrent	232,413	222,395
Acquisition-related intangible assets, net	262,603	308,401
Goodwill	1,819,625	1,819,261
Other assets	179,987	144,605
Total assets	$7,845,027	$6,816,365
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$54,949	$57,556
Accrued expenses and other current liabilities	129,794	130,050
Accrued compensation	264,443	248,154
Unearned revenue	2,000,417	2,223,178
Operating lease liabilities	84,552	66,147
Debt, current	1,091,050	244,319
Total current liabilities	3,625,205	2,969,404
Debt, noncurrent	701,178	1,017,967
Unearned revenue, noncurrent	68,874	86,025
Operating lease liabilities, noncurrent	352,900	241,425
Other liabilities	18,816	14,993
Total liabilities	4,766,973	4,329,814
Stockholders’ equity:
Common stock	240	231
Additional paid-in capital	6,184,070	5,090,187
Treasury stock	(269,083)	—
Accumulated other comprehensive income (loss)	1,110	23,492
Accumulated deficit	(2,838,283)	(2,627,359)
Total stockholders’ equity	3,078,054	2,486,551
Total liabilities and stockholders’ equity	$7,845,027	$6,816,365

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Subscription services	$968,547	$798,516	$2,782,201	$2,256,695
Professional services	137,413	139,584	404,111	394,212
Total revenues	1,105,960	938,100	3,186,312	2,650,907
Costs and expenses (1):
Costs of subscription services	152,396	122,305	442,666	355,935
Costs of professional services	142,785	148,625	442,422	424,548
Product development	419,962	401,742	1,282,127	1,127,695
Sales and marketing	302,870	286,794	897,924	839,930
General and administrative	102,024	88,884	296,461	258,932
Total costs and expenses	1,120,037	1,048,350	3,361,600	3,007,040
Operating income (loss)	(14,077)	(110,250)	(175,288)	(356,133)
Other income (expense), net	(8,846)	(4,136)	(31,272)	2,899
Loss before provision for (benefit from) income taxes	(22,923)	(114,386)	(206,560)	(353,234)
Provision for (benefit from) income taxes	1,417	1,343	4,164	(518)
Net loss	$(24,340)	$(115,729)	$(210,724)	$(352,716)
Net loss per share, basic and diluted	$(0.10)	$(0.51)	$(0.89)	$(1.56)
Weighted-average shares used to compute net loss per share, basic and diluted	238,059	228,461	235,685	226,071

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$16,767	$13,634	$45,484	$36,050
Costs of professional services	27,349	22,249	74,467	57,390
Product development	128,423	118,215	378,950	315,210
Sales and marketing	54,077	47,142	150,881	128,686
General and administrative	33,216	29,762	97,958	88,122

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(24,340)	$(115,729)	$(210,724)	$(352,716)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	73,864	72,233	218,556	201,152
Share-based compensation expenses	259,832	231,002	747,740	625,149
Amortization of deferred costs	28,732	23,015	82,141	65,897
Amortization of debt discount and issuance costs	12,098	13,512	41,466	39,400
Non-cash lease expense	22,141	17,081	60,389	49,155
Other	(8,760)	2,744	8,040	(8,953)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(53,923)	2,197	127,663	86,139
Deferred costs	(41,823)	(34,415)	(101,724)	(81,107)
Prepaid expenses and other assets	25,898	7,463	36,738	677
Accounts payable	3,762	1,938	(9,313)	4,488
Accrued expenses and other liabilities	(5,037)	41,716	(46,378)	6,595
Unearned revenue	1,358	(4,755)	(239,899)	(68,392)
Net cash provided by (used in) operating activities	293,802	258,002	714,695	567,484
Cash flows from investing activities:
Purchases of marketable securities	(806,713)	(375,144)	(1,963,244)	(1,429,046)
Maturities of marketable securities	427,910	494,023	1,282,324	1,339,830
Sales of marketable securities	—	—	5,279	55,499
Owned real estate projects	(1,072)	(21,832)	(5,323)	(95,615)
Capital expenditures, excluding owned real estate projects	(78,197)	(55,163)	(204,692)	(196,274)
Business combinations, net of cash acquired	—	—	—	(12,885)
Purchases of non-marketable equity and other investments	(4,618)	(9,577)	(63,218)	(17,293)
Sales and maturities of non-marketable equity and other investments	24	252	6,223	252
Other	—	—	—	(9)
Net cash provided by (used in) investing activities	(462,666)	32,559	(942,651)	(355,541)
Cash flows from financing activities:
Proceeds from borrowings on term loan, net	—	—	747,795	—
Payments on convertible senior notes	—	(3)	(249,946)	(30)
Payments on term loan	(9,375)	—	(9,375)	—
Proceeds from issuance of common stock from employee equity plans	3,650	1,780	78,167	63,320
Other	(181)	(175)	(2,436)	(375)
Net cash provided by (used in) financing activities	(5,906)	1,602	564,205	62,915
Effect of exchange rate changes	40	48	546	(204)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(174,730)	292,211	336,795	274,654
Cash, cash equivalents, and restricted cash at the beginning of period	1,246,246	624,646	734,721	642,203
Cash, cash equivalents, and restricted cash at the end of period	$1,071,516	$916,857	$1,071,516	$916,857

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$152,396	$(16,767)	$(7,811)	$—	$—	$127,818
Costs of professional services	142,785	(27,349)	(824)	—	—	114,612
Product development	419,962	(128,423)	(4,006)	—	—	287,533
Sales and marketing	302,870	(54,077)	(8,352)	—	—	240,441
General and administrative	102,024	(33,216)	(1,355)	—	—	67,453
Operating income (loss)	(14,077)	259,832	22,348	—	—	268,103
Operating margin	(1.3)%	23.5%	2.0%	—%	—%	24.2%
Other income (expense), net	(8,846)	—	—	11,988	—	3,142
Income (loss) before provision for (benefit from) income taxes	(22,923)	259,832	22,348	11,988	—	271,245
Provision for (benefit from) income taxes	1,417	—	—	—	50,119	51,536
Net income (loss)	$(24,340)	$259,832	$22,348	$11,988	$(50,119)	$219,709
Net income (loss) per share (1)	$(0.10)	$1.09	$0.09	$0.05	$(0.27)	$0.86
(1)GAAP net loss per share is calculated based upon 238,059 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 254,176 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $14.2 million and total employer payroll tax-related items on employee stock transactions of $8.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%. Included in this is a dilution impact of $0.06 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$122,305	$(13,634)	$(7,593)	$—	$—	$101,078
Costs of professional services	148,625	(22,249)	(569)	—	—	125,807
Product development	401,742	(118,215)	(4,420)	—	—	279,107
Sales and marketing	286,794	(47,142)	(7,820)	—	—	231,832
General and administrative	88,884	(29,762)	(1,453)	—	—	57,669
Operating income (loss)	(110,250)	231,002	21,855	—	—	142,607
Operating margin	(11.8)%	24.6%	2.4%	—%	—%	15.2%
Other income (expense), net	(4,136)	—	—	13,511	—	9,375
Income (loss) before provision for (benefit from) income taxes	(114,386)	231,002	21,855	13,511	—	151,982
Provision for (benefit from) income taxes	1,343	—	—	—	24,494	25,837
Net income (loss)	$(115,729)	$231,002	$21,855	$13,511	$(24,494)	$126,145
Net income (loss) per share (1)	$(0.51)	$1.01	$0.10	$0.06	$(0.13)	$0.53
(1)GAAP net loss per share is calculated based upon 228,461 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 240,041 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $15.9 million and total employer payroll tax-related items on employee stock transactions of $5.9 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%. Included in the per share amount is a dilution impact of $0.02 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$442,666	$(45,484)	$(26,298)	$—	$—	$370,884
Costs of professional services	442,422	(74,467)	(4,843)	—	—	363,112
Product development	1,282,127	(378,950)	(20,710)	—	—	882,467
Sales and marketing	897,924	(150,881)	(26,841)	—	—	720,202
General and administrative	296,461	(97,958)	(5,111)	—	—	193,392
Operating income (loss)	(175,288)	747,740	83,803	—	—	656,255
Operating margin	(5.5)%	23.5%	2.6%	—%	—%	20.6%
Other income (expense), net	(31,272)	—	—	41,209	—	9,937
Income (loss) before provision for (benefit from) income taxes	(206,560)	747,740	83,803	41,209	—	666,192
Provision for (benefit from) income taxes	4,164	—	—	—	122,412	126,576
Net income (loss)	$(210,724)	$747,740	$83,803	$41,209	$(122,412)	$539,616
Net income (loss) per share (1)	$(0.89)	$3.17	$0.36	$0.17	$(0.66)	$2.15
(1)GAAP net loss per share is calculated based upon 235,685 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 251,517 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $45.8 million and total employer payroll tax-related items on employee stock transactions of $38.0 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 19%. Included in the per share amount is a dilution impact of $0.14 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$355,935	$(36,050)	$(31,992)	$—	$—	$287,893
Costs of professional services	424,548	(57,390)	(5,261)	—	—	361,897
Product development	1,127,695	(315,210)	(23,431)	—	—	789,054
Sales and marketing	839,930	(128,686)	(31,103)	—	—	680,141
General and administrative	258,932	(88,122)	(6,772)	—	—	164,038
Operating income (loss)	(356,133)	625,458	98,559	—	—	367,884
Operating margin	(13.4)%	23.6%	3.7%	—%	—%	13.9%
Other income (expense), net	2,899	—	—	39,399	—	42,298
Income (loss) before provision for (benefit from) income taxes	(353,234)	625,458	98,559	39,399	—	410,182
Provision for (benefit from) income taxes	(518)	—	—	—	70,249	69,731
Net income (loss)	$(352,716)	$625,458	$98,559	$39,399	$(70,249)	$340,451
Net income (loss) per share (1)	$(1.56)	$2.77	$0.44	$0.17	$(0.41)	$1.41
(1)GAAP net loss per share is calculated based upon 226,071 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 240,657 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $54.8 million and total employer payroll tax-related items on employee stock transactions of $43.7 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%. Included in the per share amount is a dilution impact of $0.10 from the conversion of basic net income (loss) per share to diluted net income (loss) per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020, we determined the projected non-GAAP tax rate to be 17%. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Nina Oestlien
Media@Workday.com